Exhibit 99.1

        Greatbatch, Inc. Announces Facility Consolidation Plan

    CLARENCE, N.Y.--(BUSINESS WIRE)--Nov. 16, 2005--Greatbatch, Inc. (the "Company") (NYSE:GB) announced today a plan for the closure of both its Columbia, MD. facility and its Fremont, CA Advanced Research Laboratory ("ARL"). As part of the Company's continuing efforts to decrease its cost structure and improve manufacturing efficiencies, management approved a plan on November 14, 2005, to consolidate the feedthrough manufacturing and specialty coating operations in Columbia into its Tijuana, Mexico facility. Additionally, the research, development and engineering and product development (RD&E) functions at Columbia and Fremont will relocate to the Technology Center located in Clarence, New York.
    The total estimated cost for these two facility consolidation plans is anticipated to be between $7.9 million and $8.3 million. The Company expects to incur this additional cost over the next 18 months. The major categories of costs to be incurred include the following:

    -- Costs related to the shut-down of the Columbia and Fremont facilities

        --  Severance and retention - $2.7 to $2.8 million

        --  Accelerated depreciation/Asset write-offs - $0.7 million

        --  Other - $0.2 to $0.3 million

    -- Costs related to the move and consolidation of work into Tijuana

        -- Production inefficiencies and revalidation - $0.4 to $0.5 million

        --  Relocation and moving expenses - $0.2 million

        -- Personnel costs (including travel, training and duplicate wages) - $2.0 to $2.1 million

        --  Other - including asset write-offs - $0.1 million

    -- Cost related to the move and consolidation of the RD&E functions to Clarence, NY.

        -- Personnel costs (including travel, recruiting, and duplicate wages) - $1.5 million

        --  Other - $0.1 million

    All categories of costs are considered to be future cash expenditures, except accelerated depreciation and asset write-offs.
    Once the moves are completed, the Company anticipates annual structural cost savings in the range of $5.0 to $6.0 million.
    During the fourth quarter of 2005, the Company expects to incur pre-tax charges of $2.0 million, or $0.06 per share after-tax pertaining to the aforementioned personnel and moving expenses. Based on this information, the Company has revised its 2005 full year earnings per share guidance in accordance with United States generally accepted accounting principles to be in the range of $.39 to $.49 per share from the previously issued $.45 to $.55 per share.

    Forward-Looking Statements

    Some of the statements in this press release, and other written and oral statements made from time to time by the company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc., is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.

    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz, 716-759-5809
             tborowicz@greatbatch.com